Exhibit 10.1

CHANGE IN CONTROL AGREEMENT

THIS CHANGE IN CONTROL AGREEMENT (the “Agreement”) is made and entered into on the date hereinafter set forth by and between CREATIVE COMPUTER APPLICATIONS, INC. (the “Company”) and                                     (the “Employee”).

WHEREAS:

The Employee is an employee of the Company and is employed in the capacity of VP, Operations; and

The Company wishes to incentivize the Employee in the event of a Change in Control opportunity, as hereinafter defined, and to encourage the Employee to participate in any Change in Control opportunity.

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, it is agreed as follows:

Change in Control.  As used herein, a “Change in Control” shall mean any of the following transactions or a series of related such transactions:

(a)                                  Merger or Consolidation.  A merger or consolidation of the Company with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person or entity acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(b)                                 Sale of Assets.  The sale or disposition by the Company of more than one-third (1/3rd) of all of the Company’s assets other than to an affiliate or subsidiary;

(c)                                  Acquisition of 50% of Outstanding Securities.  In any twelve (12) month period, if any person or entity (other than a person or entity or its affiliates who beneficially own any voting securities of the Company as of the date of this Agreement) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Security Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing Fifty Percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(d)                                 Change in Board of Directors.  In any twelve (12) month period, if there is a change in the majority of the Board of Directors of the Company (the “Board”) without the consent of the pre-existing directors.

The foregoing notwithstanding, a “Change in Control” shall not include any transaction or series of related transactions (i) that the Board determines are primarily for the purpose of providing financing for the Company or (ii) immediately following which, in the judgment of the Board, the holders (or their affiliates) of the Company’s capital stock immediately prior to such transaction or series of transactions continue to have control in any entity which owns all or substantially all of the assets of the Company.

Salary Continuation.  In the event of a Change in Control where the Employee is not offered full-time employment in a similar capacity as that existing before the Change in Control, or if the Employee is terminated without Cause, or in the event the Employee resigns for Good Reason, within one (1) year of the occurrence of a Change in Control, then the Employee shall be entitled to a cash lump sum payment equal to twenty-four (24) months of salary, at the then current rate of salary of the Employee, plus bonus incentives existing as of the Change in Control event for the year of termination.  In addition, the Employee will be entitled to all accrued unpaid salary, vacation pay and expense reimbursements, plus a pro rata share of any accrued incentive bonus based upon actual performance for the year of termination up to the date of separation from employment.  In addition, for a period of twenty-four (24) months, the Employee may continue to participate in any health and welfare benefit plans as allowed by law, with the Company continuing to pay its share of the premiums as existed as of the date of separation from employment.  This will supercede and replace any other severance pay set forth in any agreement between the Employee and the Company or in any Company policy.

“Cause” will mean engaging in conduct which is materially injurious to the Company or any of its affiliates, or any of their respective customers or supplier relationships, financially or otherwise, and any willful breach of duty by the Employee in the course of the Employee’s employment, continued violation of written Company employment policies after a prior written notice of such violation, conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude, engaging in activities which defame the Company, or in the case of the performance of the Employee’s duties, gross negligence resulting in material harm to the Company, or of the Employee’s duty or continued incapacity to perform said duties.

“Good Reason” will mean the occurrence of material breach of this Agreement by the Company, which breach is not cured within fifteen (15) calendar days after written notice thereof is received by the Company or in the event of a Change in Control, a reduction of total compensation, benefits and perquisites, relocation greater than fifty (50) miles, or a material changes in position or duties.

Payment Cap.  Notwithstanding anything in the Agreement to contrary, if all or any portion of the payments or benefits to be provided under this Agreement either alone, or together with other payments or benefits which Employee is entitled to receive from the Company, would constitute a “parachute payment,” as defined under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and the present value of such payments and benefits (but for the application of this Section) exceeds 2.99 times the Employee’s “base amount” (as defined in Section 280G of the Code), then the Employee shall irrevocably elect, by written notice to the Company before payment would otherwise be required, to relinquish or not to exercise all or any portion of the payments available to him under this Agreement or under any plan, contract or program, in order to eliminate therefrom any “excess parachute payment” as such term is defined in the Code and regulations promulgated thereunder.  For the purposes of this section “parachute payments” and “excess parachute payments” shall not include amounts that are relinquished pursuant to the preceding sentence or identified in the written opinion of independent tax counsel to the Company as not constituting such an excess parachute payment (in whole or in part).  The Company shall bear all fees and expenses of obtaining the opinion of the independent tax counsel referred to in this Section.

No Obligation.  Nothing set forth herein shall obligate the Company to consummate a transaction involving a Change in Control.

Termination.  This Agreement shall terminate and be of no further force or effect (except to the extent that any obligation of the Company hereunder remains due and payable as of such time) upon the first to occur of (a) termination of Employee’s employment with the Company for any reason, whether voluntarily or involuntary, prior to a Change in Control; (b) thirty-six (36) months from the date of a Change in Control, or (c) December 31, 2006, whichever is earlier.

Effect on Employment Rights.  This Agreement is not part of any employment agreement that the Company and Employee may have entered into, and the terms of this Agreement supercede and replace any severance pay or similar terms of any employment agreement.  Nothing in this Agreement shall confer upon Employee any right to continue in the employ of the Company, alter or modify the “at will” nature of the Employee’s employment or interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate Employee’s employment at any time prior to or following a Change in Control for any reason (except as provided in Sections 2, 3 and 4 above), with or without cause.  Upon termination of Employee’s employment with the Company, for any reason, prior to the consummation of a Change in Control, this Agreement shall terminate and Employee shall not be entitled to any payment hereunder.

Tax Withholding.  The Company shall be entitled to withhold, or require the withholding, from any payment which it is required to make under this Agreement, any federal, state or local taxes required by law to be withheld with respect to such payment or forgiveness.

Arbitration.  Any dispute arising out of or relating to this Agreement shall be finally settled by a single arbitrator under the then existing Commercial Arbitration Rules of the American Arbitration Association in arbitration proceedings conducted in Los Angeles, California.  The arbitrator shall have no power or authority in making his award to modify, enlarge or add to the terms and provisions of this Agreement. Judgment upon the award of the arbitrator shall be binding upon the parties and may be entered in any court having jurisdiction.  Costs and attorneys’ fees shall be paid to the prevailing party as determined by the arbitrator.

Confidentiality.  Employee agrees to keep the terms of this Agreement confidential.  If the Company, in its reasonable discretion, determines that Employee failed to keep the terms of this Agreement confidential, then the Company may terminate this Agreement without any having any obligation owed or liability to Employee.

Notices.  All notices and other communications provided for in this Agreement shall be given or made by telecopy, certified or registered mail (return receipt requested), or delivered personally or by a nationally recognized overnight courier service to the address set forth below (or such other address as may be designated by a party to the other party in writing).  All such communications shall be deemed to have been duly given when transmitted by telecopier (if a copy thereof is also mailed to the recipient, certified or registered mail, postage prepaid), or personally delivered or delivered by or nationally recognized overnight courier service, or five (5) days after mailing, postage prepaid, to the address set forth below the applicable party’s signature on the signature page of this Agreement.

Amendment; Waiver.  This Agreement may not be amended or modified except in a writing signed by the parties.  No waiver of any provisions of this Agreement shall be deemed to, or shall, operate as a waiver of any other provision, nor shall any waiver constitute a continuing waiver.  Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the party making the waiver.

Governing Law.  This Agreement shall be governed and construed under the laws of the State of California.

No Transfer by Employee.  Employee’s rights and obligations under this Agreement shall not be transferable by assignment or otherwise.  Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets.  This Agreement shall inure to the benefit of, and be binding upon and be enforceable by, any successor surviving or resulting corporation, or other entity to which such assets shall be transferred.  This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

Entire Understanding.  This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof, and there are no promises, terms, conditions, or obligations, oral or written, express or implied, other than those contained herein, with respect to such subject matter.  Without limiting the generality of the foregoing, this Agreement supercedes any other change in control or severance arrangements between the Company and Employee.

Partial Invalidity.  If for any reason any provision of this Agreement shall be determined to be inoperative or invalid, the validity and effect of the other provisions hereof shall not be affected thereby.

No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Effective Date.  This Agreement shall be effective as of January 28, 2003, the date upon which it was authorized by the Compensation Committee of the Company.

IN WITNESS WHEREOF,  the parties have executed this Agreement as of the date first written above.

COMPANY:

CREATIVE COMPUTER APPLICATIONS, INC.

By:
Name:
Title:

Address:

26115-A Mureau Road
Calabasas, CA 91302

Telecopier: 818-880-4398

EMPLOYEE:

Signature

Name Typed or Printed

Address:
26115-A Mureau Road
Calabasas, CA 91302

Telecopier:
818-880-4398